Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:

Eric Armstrong, Citrix Systems, Inc.

(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:

Eduardo Fleites, Citrix Systems, Inc.

(954) 229-5758 or eduardo.fleites@citrix.com

Citrix Elects Moira A. Kilcoyne to Its Board of Directors

FORT LAUDERDALE, Fla. — June 11, 2018 — Citrix Systems, Inc. (Nasdaq: CTXS) today announced the election of Moira A. Kilcoyne, to its board of directors, effective June 6, 2018.

“We are fortunate to have Moira join the Citrix board,” said David Henshall, president and chief executive officer of Citrix. “Moira brings extensive experience in the financial services industry — both domestic and international — to the board, having served in multiple technology and operational executive positions with Morgan Stanley, Merrill Lynch and most recently as a board member for UK-based Quilter PLC.”

Kilcoyne began her career at IBM, where she served in multiple technical roles, before moving on to Morgan Stanley. During her 27-year tenure at Morgan Stanley, she held various roles including chief operating officer of the global technology and operations group; company CIO, managing technology for finance, market and credit risk, legal and compliance; international CIO based in London, responsible for Europe and Asia; CIO for Wealth and Investment Management; and Global Co-CIO.

Kilcoyne also played a critical role as a lead integration executive in the Morgan Stanley acquisition of Smith Barney, overseeing the highly complex platform transformation for both companies.

Kilcoyne will join the Audit Committee of the Citrix board and qualifies as an independent director.

About Moira A. Kilcoyne

Kilcoyne, 56, joined Morgan Stanley in 1989 where she held various roles of increasing responsibility. In 2007, she left Morgan Stanley for Merrill Lynch but was recruited back to Morgan Stanley where she became the COO of Global Operations, Technology and Data. Her performance in numerous CIO roles, as well as the Wealth platform integration, eventually led to her serving as Global Co-CIO.

She joined Morgan Stanley after 7 years at IBM where she served in multiple technical roles as a developer and client solution engineer.

Today, Kilcoyne consults with financial and technology firms on complex change programs and multi-year strategic planning projects, serves on the board of Quilter PLC and is a Trustee of Manhattan College.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, acquisition and related integration risks as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. The development, release and timing of any features or functionality described for our products remains at our sole discretion and is subject to change without notice or consultation. The information provided is for informational purposes only and is not a commitment, promise or legal obligation to deliver any material, code or functionality and should not be relied upon in making purchasing decisions or incorporated into any contract.

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